EX-23.1



                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING



March 26, 2007



Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re: USA Superior Energy Holdings, Inc.
    (formerly Comlink Communications Company)
    Commission File #333-117114


Gentlemen:

        We have read Item 4 included in the Form 8K of USA Superior Energy Holdings, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




/s/Kyle L. Tingle, CPA, LLC

-----------------------------------
Kyle L. Tingle, CPA, LLC



        3145 E. Warm Springs Road * Suite 450 * Las Vegas, Nevada 89120
                   * PHONE (702) 450-2200 FAX (702) 436-4218 *
                        E-MAIL: ktingle@kyletinglecpa.com